International Strategic Leaders Inc. (ISL)
Tokyo Japan

AND

NETQIN MOBILE (BEIJING) TECHNOLOGY CO.,
LTD.
Beijing China

AND

Shenzhen CCPower Corporation
Shenzhen, China

____________________________________________________________________________

FINAL PARTNER and OPERATING AGREEMENT

____________________________________________________________________________

June 17, 2011

THIS NON LEGALLY BINDING, COOPERATION AGREEMENT ("AGREEMENT") or (“MOU”) IS ENTERED INTO EFFECTIVE 30 DAY OF June YEAR 2011 (THE “EFFECTIVE DATE”)

BY AND BETWEEN :

1. International Strategic Leaders Inc. (ISL) a company incorporated under the laws of Tokyo, Japan and presently having its registered office at Daiichihidaka bldg 5F, 1-5-3 Nihonbashi Hon-cho Chuo-Ku Tokyo Japan.

Hereinafter referred to as “FIRST PARTY”, (which expression shall, unless repugnant to the subject or context shall mean and include its successors, assigns and administrators)

AND

2. NETQIN MOBILE (BEIJING) TECHNOLOGY CO., LTD., a Company, with its principal place of business at the offices of No.4 Building, Heping Li East Street 11,Dongcheng District, Beijing, China 100013 and the company is represented by Mr. Lin Yu in the capacity of CEO. Hereinafter referred to as “SECOND PARTY” (which expression shall, unless repugnant to the subject or context shall mean and include its successors, assigns and administrators).

3. Shenzhen CCPower Corporation, a Company, with its principal place of business at the offices of Room 706, Cyber Times Tower B, Tairan Road, Futian District, Shenzhen, China, 518040

Hereinafter referred to as “THIRD PARTY” (which expression shall, unless repugnant to the subject or context shall mean and include its successors, assigns and administrators)

CCPower is engaged in the business of providing a mobile internet platform, specifically a high speed mobile browser, called Mach5 Browser, with patented compression technology. NetQin is engaged in the business of providing Mobile Security Solutions, specifically an antivirus and mobile manager platform and services. ISL is engaged in the business of Value Added Service Provider and desires to promote and distribute NetQin and CCPower’s products, as well as joint solutions created by combining both CCPower and NetQin’s individual solutions within the territories described in Annex C (collectively, the “Application Services”). NetQin and CCPower desire to accept and provide the FIRST PARTY with such Services on the terms and conditions set forth in this Agreement.

1. DEFINITIONS

Application Services: refers to any combination of CCPower and/or NetQin’s current or future mobile security software offerings and/or services, including but limited to Mach5 PC, Mach5 Security, Mach5 Secure Browser, NetQin Antivirus and NetQin Mobile Manager.

Devices : refers to Android based smart phones as well as tablet pads.

Preload or Preloading: installation of one or more of CCPower and/or NetQin’s Application Services onto a specified Android based mobile device, in such a way that it can be automatically activated once it has been distributed to a retail outlet or end user. Additional platforms outside of Android are not covered in this agreement, but can be added in the future if agreed upon by both parties.

End-user : shall mean the user who uses CCPower and/or NetQin’s Application Services installed on the consumers’ mobile device.

Paying Subscriber : represents an end user that has activated one or more Application Services and has subscribed to pay for those Services.

Territory : territory refers to the countries (as defined in ANNEX C) in which the Application Service Provider can sell or resell the Application Services.

Net Revenue: Combination of any prepayment or upfront payment for Application Services as well as any ongoing or recurring (e.g. monthly, bi-annual, annual, etc.) fee collected from end user or other reselling parties, after all other parties, other than FIRST PARTY, SECOND PARTY and THIRD PARTY, have been paid. Revenue is prior to any local taxes that are applicable.

2. The three parties agree mutually on the following:

The SECOND PARTY and THIRD PARTY shall allow FIRST PARTY to distribute and/or resell their individual or joint Application Services within the defined Territory. FIRST PARTY shall have exclusive distribution rights to all Mach5 branded Application Services specifically for the Japan market.

This distribution effort can be made directly to the end consumer, which will be a B2C method. B2C distribution will be supported by the creation of one or more local websites, which will not only allow users to download the Application Services, but the website will also integrate a payment engine, owned by a party/parties other than FIRST PARTY, SECOND PARTY and THIRD PARTY, to allow users to purchase the Application Services directly from FIRST Party. Preloading devices with the Application Services and allowing users to obtain a paid subscription via the website for usage of the Application Services will also be included in the B2C model.

The distribution effort can also be a B2B model, which would include but is not limited to selling directly to a Telecommunication Operator, directly to a handset manufacturer or to a Party/Parties, other than FIRST PARTY, SECOND PARTY and THIRD PARTY, that resells or distributes the Application Services. Payment by the consumer will be made through the Party/Parties instead of via a web payment channel.

All parties agree that Mach5 branding and naming will be used for all Application Services, and the NetQin name will only appear where it is appropriate to specify that an application is “powered by” NetQin.

Parties shall work together to create a billing and payment process for users to both subscribe to, as well as unsubscribe to. This will involve working and integrating with a billing vendor, owned by a party/parties other than FIRST PARTY, SECOND PARTY and THIRD PARTY, which shall be mutually agreed by FIRST PARTY, SECOND PARTY and THIRD PARTY.

Payment for revenue generated from the Services shall be shared between all parties as described in Annex A.

3. FIRST PARTY OBLIGATIONS:

The FIRST PARTY agrees to the followings:

a.

FIRST PARTY will explore opportunities to request and execute upon Preloading SECOND and THIRD PARTY’S Application Services on handset manufacturer’s Devices including but not limited to Sony, Fujitsu, Samsung, and HTC.

b.	FIRST PARTY will work with handset manufacturers to ensure that the Preload has properly been executed, and that devices are distributed in a timely fashion via standard channels.

c.	FIRST PARTY will assist SECOND and THIRD PARTY to review and QA their Application Services to ensure they are appropriately localized for the Territories in which they are being distributed and sold.

d.

Where FIRST PARTY has relationships with local Telecommunication Operators or other Distributors that have relationships with local Telecommunication Operators, FIRST PARTY will work to set up billing and distribution relationships via these channels. These Telecommunication Operators and Distributors include, but are not limited to KDDI, Softbank Mobilie, NTT Docomo, E-Mobile, Mitsubishi Diamond Telecom and NEC.

e.	FIRST PARTY shall not engage with parties that have competitive solutions to SECOND and THIRD PARTY Application Services during this contract term.

f.

FIRST PARTY shall provide local support for end users and payment providers for B2C billing channel and payment. This will include, but is not limited to, working with the local billing and payment providers to integrate necessary backend systems, creating the appropriate billing processes, and obtaining cash to be distributed among all parties.

g.

FIRST PARTY shall prepare a monthly report to SECOND and THIRD party which outlines which users unsubscribe to the service. This report will include all necessary data for SECOND and THIRD PARTY to “turn off” functionality that cannot be used when unsubscribed.

h.	FIRST PARTY will help create and drive a local marketing campaign, which may or may not involve other parties.

i.	FIRST PARTY shall provide payment and payment reporting to SECOND and THIRD PARTY according to specified payment terms and Annex B.

4. SECOND and THIRD PARTY OBLIGATIONS

In addition to performing and providing the applications related to the Application Services, SECOND and THIRD PARTY shall and do hereby agree to perform the following activities:

a.

SECOND and THIRD PARTY shall prepare appropriate tested and certified version(s) of Application Services to be Preloaded or available for download distribution, and bear all cost and implementation procedures associated with Preloading onto the device, setting up a local website and making Application Services available for download.

b.

SECOND and THIRD PARTY shall jointly work on a plan for creating and launching a fully integrated product, with a single installation and single billing and payment interface. This integrated product will be comprised of THIRD PARTY’S Mach5 Mobile Browser, SECOND PARTY’S Antivirus Security, and possibly components of SECOND PARTY’S Mobile Manager. These will be combined to create a single, fast and secure mobile web browser. This product will initially be launched on the Android platform, but it is the intention of both parties to also launch this product on Windows Mobile and Blackberry platforms. It is understood by SECOND and THIRD PARTY that development and integration work on this integrated product may not commence until a contract is in place to purchase this integrated product, with Parties, other than FIRST PARTY, SECOND PARTY and THIRD PARTY.

c.

SECOND and THRID PARTY shall be responsible for the operation of the Applications distributed by FIRST PARTY, including but not limited to, providing technical support to FIRST PARTY and the customers support for using the Application Services.

d.

SECOND and THIRD PARTY will provide to FIRST PARTY or, where applicable, the Customer or other Distribution Channels, bug fixes or software patches that are reasonably required to ensure proper operation of each Application in accordance with the User Documentation

e.

SECOND and THIRD PARTY shall work with FIRST PARTY as well as an agreed upon billing and payment provider, to create and integrate a payment process and method which will support the B2C distribution method.

f.	SECOND and THIRD PARTY intend to initially launch an integrated product in the Japan market, and may consider later rolling this integrated product out in the Korea and China markets.

g.	Execute the terms of this Agreement according to the agreed terms and conditions herein.

5. CONFIDENTIAL INFORMATION

Each Party agrees that during the Term of this Agreement and thereafter (a) it will use Confidential Information belonging to the other Party solely for the purpose(s) for which it was disclosed hereunder and (b) it will not disclose Confidential Information belonging to the other Party to any other party/parties (other than its employees and/or professional advisors on a need-to-know basis who are bound by obligations of nondisclosure and limited use at least as stringent as those contained herein). The Parties further agree that except as necessary to perform their respective obligations hereunder or otherwise expressly required by law, but only to the extent so authorized or required, they will not publicly announce or otherwise disclose any of the terms and conditions of this Agreement. In the event either party is requested or ordered by a court of competent jurisdiction to disclose Confidential Information belonging to the other Party, such Party will give the other Party immediate notice of such request or order and, at the other Party’s request and expense, resist such a request or order to the fullest extent permitted by law. Each party will promptly (i) return to the other upon request any or all Confidential Information of the other then in its possession or under its control and (ii) erase or otherwise destroy all computer entries containing any Confidential Information of the other then in its possession or under its control and provide the other with written certification of such erasure or destruction. The provisions of this Clause 6 shall survive any termination of this Agreement.

For the purposes of this Agreement, Confidential Information shall include but not limited to the Invention, all data, materials, products, technology, computer programs, Users, specifications, manuals, business plans, software, marketing plans, business plans, financial information, prospective investors, clients, and other information disclosed or submitted, orally, in writing, or by any other media, from one Party to the other Party.

6. METHOD OF PAYMENT

ALL PARTIES will pay the amount due to THE OTHER PARTY within 15 (fifteen) banking days from the date of the receipt of invoice by THE OTHER PARTY as per Annex A. Method of payment is wire transfer or cheque subject to THE OTHER PARTY preferences in writing.

It is the intention of both the SECOND and THIRD PARTY to have FIRST PARTY accept all local payments, whether directly from customers, credit card companies or other party/parties, other than FIRST PARTY, SECOND PARTY and THIRD PARTY. FIRST PARTY will then pay SECOND and THIRD PARTY according to the payment terms set out in Annex A.

7. TERMS & TERMINATION

a.

Terms. This Agreement is not legally binding, however shall become effective as of the date first written above (the “Effective Date”) and shall continue in full force for a 3 month probation period with an automatic renewal of one calendar year in case none of the parties resigns beforehand. Thereafter, this Agreement may be renewed for further periods of one (1) year, provided mutual written agreement of the parties is reached in this respect. .

b.	Termination. This Agreement shall come into force on the date abovementioned and shall be valid for the Term thereof unless terminated by either party as stated hereunder:

	i.	If the other Party commits a breach of any material terms or conditions/obligation of this Agreement and fails to cure the breach within 30 days after receipt of written notice from the other party.

	ii.	Either Party may terminate this Agreement by giving the other party advance written notice of 90 days of its intention to terminate the Agreement.

iii.

This Agreement shall be automatically terminated, if either party is dissolved, wound up or goes into liquidation, or a trustee or receiver is appointed by operation of a lawful order of a court of competent jurisdiction to take over the assets of either party, or it ceases to carry on its business as described in this Agreement.

8. INDEMNIFICATION

Each party shall indemnify and hold harmless the other Party from and against any losses, costs, claims, damages, or liabilities incurred by the other party as a result of the negligent or intentional acts or omissions of the other party, its employees, agents, or sub-contractors or as a result of or related to the breach of any term or condition of this Agreement.

9. FORCE MAJEURE

Notwithstanding anything else in this Agreement, no default, delay or failure to perform on the part of either party shall be considered a breach of this Agreement, if such default, or failure to perform is shown to be due to causes beyond reasonable control of the party charged with a default, including, but not limited to, causes such as strikes, lockouts or other labor disputes, riots, civil disturbances, actions or inactions of governmental authorities or suppliers, epidemics, war, embargoes, sever weather, fire earthquakes, act of God or the public enemy, nuclear disasters, supplier delay, breakdown of communication facilities, breakdown of web host, breakdown of internet service provider or default of a common carrier or other events beyond that party to breach.

10. GOVERNING LAW

This Agreement shall be governed by and interpreted or construed in accordance with the laws of Japan without regard to its principles regarding conflict of laws. Any and all disputes arising out of or in connection with this Agreement shall be finally settled by the competent courts of Tokyo Japan.

11. NOTICES

Any notice or other document to be given by a party under this Agreement shall be in writing and shall be considered to have been given if hand delivered to the other party's representative or sent by registered post or facsimile to the other party at the address or relevant facsimile number (with proof of receipt by the other party) for that party set out below, or such other address as one party may from time to time designate by written notice to the other:

If to FIRST PARTY :

International Strategic Leadership Inc.
Daiichi Hidaka Building 5F, 1-5-3 Nihonbashi Hon-cho Chuo-Ku Tokyo Japan

Tel      +81-3-6202-5877
Fax    +81-3-3527-9940

If to SECOND PARTY :

NETQIN MOBILE (BEIJING) TECHNOLOGY CO., LTD.
Building 4,No.11, Hepingli East Street,
DongCheng District, Beijing, PR China,100013

Tel    +8610 85655555
Fax     +8610-85655518

If to THIRD PARTY :

Shenzhen CCPower Corporatoin.
Room 706, Cyber Times Tower B,
Tairan Road, Futian District, Shenzhen, China,
Postcode: 518040

Tel      + 86-755-8358-9696
Fax      +86-755-8348-7881

12. DELAY; NON-WAIVER

No failure or delay on the part of any of the Parties to exercise any power or right or remedy under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise by any of the Parties thereto of any power or right hereunder preclude any further or other exercise thereof or the exercise of any power or right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

13. ENTIRE AGREEMENT AND AMENDMENTS

This Agreement and the Annexes attached hereto embodies the entire understanding between the Parties concerning the subject matter hereof, and any prior or contemporaneous representations, either oral / written or of any nature whatsoever, are hereby superseded. This Agreement may only be modified, amended or waived, with the written consent of all its Parties.

For International Strategic Leadership Inc.	For NETQIN MOBILE (BEIJING)
TECHNOLOGY CO., LTD.

Daiichi Hidaka Building 5F, 1-5-3
Nihonbashi Hon-cho Chuo-Ku Tokyo Japan	Building 4,No.11, Hepingli East Street,
DongCheng District, Beijing, PR
China,100013

Name:
Name:
Position:
Position:
Date:
Date:

For Shenzhen CCPower Corporation

CC Power Corporatoin.
Room 706, Cyber Times Tower B,
Tairan Road, Futian District, Shenzhen,
China,
Postcode: 518040

Name:

Position:

Date:

Annex A

Revenue Share:

FIRST PARTY will receive 30% of Net Revenue from all Application Services.

SECOND PARTY will receive 40% of Net Revenue from Mach5 Security and 0% from Mach5 Browser.

THIRD PARTY will receive 30% of Net Revenue from Mach5 Security and 70% of revenue from Mach5 Browser.

Upon completion of an integrated Mach5 Secure Browser Application Service, SECOND and THIRD PARTY will create a separate Annex to this agreement with their agreed upon share of the revenue to be split from this Application Service.

If 40% of Net Revenue of Mach5 Security to SECOND PARTY drops below an average price us US$1 per user per month, parties will consider a new revenue share model.

Annex B

Within 10 days of the close of the previous month, FIRST PARTY will provide the following report to SECOND and THIRD PARTY. Within 10 days of receipt of the report, SECOND and THIRD PARTY will issue FIRST PARTY an invoice for payment. Payment will be made within 10 days of receipt of invoice:

Device Subscriptions (monthly subscriptions)

A: Paying Monthly Subscribers (Mach5 Web)
A1: Paying Monthly Subscribers (Mach5 Security)
B: Payout rate (JPY)	TBD

Monthly Payment Due Mach5 Web (A*B)
Monthly Payment Due Mach5 Security(A1*B)

Device Subscriptions (6 month (bi-annual) subscriptions)

A: Monthly bi-annual Paying Subscribers (Mach5 Web)
A1: Monthly bi-annual Paying Subscribers (Mach5 Security)
B: Payout rate (JPY)	TBD

Monthly Payment Due Mach5 Web (A*B)
Monthly Payment Due Mach5 Security (A1*B)

Annex C

Countries covered in “Territory”

Asia Pacific:
Japan

All additional countries to be added in the future will require only a modification of Annex C, and signatures from each party.